Exhibit 99.1

100 N. Broadway Ave

Oklahoma City, OK 73102

www.bancfirst.bank

FOR IMMEDIATE RELEASE

Thursday, October 19, 2023

BANCFIRST CORPORATION REPORTS THIRD QUARTER EARNINGS

BancFirst Corporation (NASDAQ GS:BANF) reported net income of $51.0 million, or $1.52 diluted earnings per share, for the third quarter of 2023 compared to net income of $55.4 million, or $1.65 diluted earnings per share, for the third quarter of 2022. Net income for the nine months ended September 30, 2023 was $163.5 million, or $4.88 per share, compared to $136.0 million, or $4.07 per share, for the nine months ended September 30, 2022.

The Company’s net interest income for the third quarter of 2023 increased to $104.3 million compared to $100.9 million for the quarter ended September 30, 2022. Rising short-term interest rates and loan growth drove the increase. The net interest margin for the quarter was 3.73% compared to 3.87% in the second quarter and 3.48% a year ago. The decrease in margin from the second quarter was largely due to an increase in deposit rates and a shift in deposit mix from noninterest bearing to interest bearing deposits. For the third quarter of 2023, the Company recorded a provision for credit losses of $2.3 million for loan growth, compared to $2.9 million for the third quarter of 2022.

Noninterest income for the quarter totaled $44.4 million, compared to $49.3 million last year. The decrease in noninterest income was attributable to the reduction of interchange fees of approximately $5.4 million related to the impact of the Durbin amendment as the Company now exceeds $10 billion in total assets. In addition, noninterest income for the third quarter of 2022 included $3.2 million of income from an equity interest received from a prior loan settlement, which was sold during the second quarter of 2023.

Noninterest expense for the quarter increased to $81.2 million compared to $79.1 million last year. Higher noninterest expense was primarily related to an increase in salaries and employee benefits of $2.5 million.

The Company’s effective tax rate for the period was 21.8% compared to 19.0% for the third quarter of 2022. During the first quarter of 2023, the Company adopted ASU 2023-02 which increased income tax expense. Additionally, the lower effective tax rate in 2022 stemmed from the exercise of stock options during the quarter.

At September 30, 2023, the Company’s total assets were $12.1 billion, a decrease of $273.3 million from December 31, 2022. Loans totaled $7.5 billion, an increase of $526.7 million from December 31, 2022. Liquidity remained strong with cash at $2.3 billion and a quarterly average loan to deposit ratio of 70.6% at September 30, 2023 compared to 62.3% at year-end. Deposits totaled $10.5 billion, $440.1 million below December 31, 2022 as some large commercial deposits moved from demand accounts into the Company’s off balance sheet sweep product. Sweep accounts totaled $4.0 billion at September 30, 2023 up $285.3 million from December 31, 2022. The Company continues to fund itself with community based deposits and does not use brokered or reciprocal deposits. The Company’s total stockholders’ equity was $1.4 billion, an increase of $119.7 million above December 31, 2022.

Asset quality remained strong with nonaccrual loans of $16.7 million, representing 0.22% of total loans at both September 30, 2023 and December 31, 2022. The allowance for credit losses to total loans stood at 1.31% at September 30, 2023 virtually unchanged from 1.33% at December 31, 2022. Net charge-offs were 0.02% of average loans for the third quarter of 2023 compared to 0.00% for the third quarter of 2022.

BancFirst Corporation CEO David Harlow commented, “The Company reported a solid quarter at $1.52 diluted earnings per share despite the impact of the first full quarter of reduced interchange fees under the Durbin Amendment. Continuing headwinds in the coming months include deposit pricing pressure and increased overhead required to meet the regulatory requirements for a holding company with assets exceeding $10 billion. Regardless, our talented bankers combined with the Company’s fortress balance sheet and top-tier liquidity position us to compete favorably in the markets that we serve.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates three subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 106 banking locations serving 59 communities across Oklahoma, Pegasus Bank, with 3 banking locations in the Dallas Metroplex area and Worthington Bank with 3 locations in the Fort Worth Metroplex area, 1 location in Arlington Texas and 1 location in Denton Texas. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2023	2023	2023	2022	2022
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Condensed Income Statements:
Net interest income	$104,308	$105,926	$109,156	$110,352	$100,947
Provision for credit losses	2,312	2,824	2,322	3,776	2,863
Noninterest income:
Trust revenue	4,866	4,590	4,222	4,065	4,125
Service charges on deposits	17,027	22,268	21,231	21,603	22,161
Securities transactions	(361)	110	(213)	1,116	966
Income from sales of loans	734	757	604	657	969
Insurance commissions	8,429	6,225	8,741	6,656	7,498
Cash management	8,177	7,927	6,734	6,124	5,624
Other	5,577	6,097	6,509	7,947	7,988
Total noninterest income	44,449	47,974	47,828	48,168	49,331

Noninterest expense:
Salaries and employee benefits	50,200	49,803	49,252	48,019	47,741
Occupancy expense, net	5,487	5,118	4,983	5,259	4,930
Depreciation	4,685	4,769	4,643	4,566	4,612
Amortization of intangible assets	885	880	880	880	880
Data processing services	1,820	2,217	2,107	1,928	1,876
Net expense from other real estate owned	2,720	2,889	2,459	6,235	2,392
Marketing and business promotion	2,034	1,900	2,527	2,465	1,945
Deposit insurance	1,419	1,463	1,613	1,209	1,202
Other	11,965	12,071	11,853	14,044	13,500
Total noninterest expense	81,215	81,110	80,317	84,605	79,078
Income before income taxes	65,230	69,966	74,345	70,139	68,337
Income tax expense	14,242	14,956	16,812	13,013	12,985
Net income	$50,988	$55,010	$57,533	$57,126	$55,352
Per Common Share Data:
Net income-basic	$1.55	$1.67	$1.75	$1.74	$1.69
Net income-diluted	1.52	1.64	1.72	1.70	1.65
Cash dividends declared	0.43	0.40	0.40	0.40	0.40
Common shares outstanding	32,921,393	32,939,256	32,899,493	32,875,560	32,856,387
Average common shares outstanding -
Basic	32,937,149	32,920,497	32,892,857	32,868,087	32,825,931
Diluted	33,539,389	33,467,254	33,462,379	33,503,937	33,536,558
Performance Ratios:
Return on average assets	1.68%	1.85%	1.90%	1.82%	1.75%
Return on average stockholders’ equity	14.93	16.59	18.31	18.62	18.13
Net interest margin	3.73	3.87	3.89	3.83	3.48
Efficiency ratio	54.60	52.70	51.16	53.37	52.62

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Nine months ended
	September 30,
	2023	2022
Condensed Income Statements:
Net interest income	$319,390	$263,321
Provision for credit losses	7,458	6,300
Noninterest income:
Trust revenue	13,678	11,580
Service charges on deposits	60,526	65,154
Securities transactions	(464)	(2,949)
Income from sales of loans	2,095	3,891
Insurance commissions	23,395	20,227
Cash management	22,838	13,202
Other	18,183	24,474
Total noninterest income	140,251	135,579

Noninterest expense:
Salaries and employee benefits	149,255	136,957
Occupancy expense, net	15,588	14,067
Depreciation	14,097	14,034
Amortization of intangible assets	2,645	2,568
Data processing services	6,144	5,656
Net expense from other real estate owned	8,068	3,676
Marketing and business promotion	6,461	5,609
Deposit insurance	4,495	3,526
Other	35,889	39,214
Total noninterest expense	242,642	225,307
Income before income taxes	209,541	167,293
Income tax expense	46,010	31,319
Net income	$163,531	$135,974
Per Common Share Data:
Net income-basic	$4.97	$4.15
Net income-diluted	4.88	4.07
Cash dividends declared	1.23	1.12
Common shares outstanding	32,921,393	32,856,387
Average common shares outstanding -
Basic	32,916,996	32,748,116
Diluted	33,493,015	33,429,161
Performance Ratios:
Return on average assets	1.81%	1.47%
Return on average stockholders’ equity	16.56	15.24
Net interest margin	3.83	3.11
Efficiency ratio	52.79	56.48

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2023	2023	2023	2022	2022
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance Sheet Data:

Total assets	$12,114,602	$12,020,265	$12,332,105	$12,387,863	$12,452,378
Interest-bearing deposits with banks	2,134,081	2,188,004	2,623,565	2,909,861	3,106,279
Debt securities	1,525,448	1,570,620	1,618,233	1,540,604	1,521,645
Total loans	7,476,474	7,307,475	7,124,831	6,949,795	6,832,595
Allowance for credit losses	(97,776)	(96,920)	(94,760)	(92,728)	(89,871)
Deposits	10,534,171	10,475,180	10,610,103	10,974,228	11,058,940
Stockholders' equity	1,370,584	1,340,791	1,310,882	1,250,836	1,195,149
Book value per common share	41.63	40.70	39.85	38.05	36.37
Tangible book value per common share (non-GAAP)(1)	35.56	34.62	33.73	31.90	30.20
Balance Sheet Ratios:
Average loans to deposits	70.61%	69.85%	64.54%	62.25%	59.62%
Average earning assets to total assets	92.39	92.23	92.52	92.14	91.58
Average stockholders' equity to average assets	11.28	11.17	10.36	9.80	9.63
Asset Quality Data:
Past due loans	$12,575	$8,799	$7,258	$7,085	$3,167
Nonaccrual loans (3)	16,676	18,047	17,649	15,299	11,962
Other real estate owned and repossessed assets	42,782	41,612	38,874	36,936	39,419
Nonaccrual loans to total loans	0.22%	0.25%	0.25%	0.22%	0.18%
Allowance to total loans	1.31	1.33	1.33	1.33	1.32
Allowance to nonaccrual loans	586.34	537.05	536.93	606.10	751.32
Net charge-offs to average loans	0.02	0.01	0.00	0.01	0.00

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,370,584	$1,340,791	$1,310,882	$1,250,836	$1,195,149
Less goodwill	182,263	182,055	182,055	182,055	182,055
Less intangible assets, net	17,591	18,223	19,103	19,983	20,863
Tangible stockholders’ equity (non-GAAP)	$1,170,730	$1,140,513	$1,109,724	$1,048,798	$992,231
Common shares outstanding	32,921,393	32,939,256	32,899,493	32,875,560	32,856,387
Tangible book value per common share (non-GAAP)	$35.56	$34.62	$33.73	$31.90	$30.20

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(3) Government Agencies guarantee approximately $5.7 million of nonaccrual loans at September 30, 2023.

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2023			September 30, 2023
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$7,379,572	$122,005	6.56%	$7,212,231	$341,194	6.33%
Debt securities – taxable	1,552,590	9,260	2.37	1,576,358	27,659	2.35
Debt securities – tax exempt	2,990	27	3.61	3,239	65	2.70
Interest bearing deposits with banks and FFS	2,162,655	29,052	5.33	2,362,174	87,879	4.97
Total earning assets	11,097,807	160,344	5.73	11,154,002	456,797	5.48

Nonearning assets:
Cash and due from banks	197,702			205,269
Interest receivable and other assets	813,824			810,025
Allowance for credit losses	(97,591)			(95,614)
Total nonearning assets	913,935			919,680
Total assets	$12,011,742			$12,073,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Transaction deposits	$804,122	$2,002	0.99%	$859,301	$5,271	0.82%
Savings deposits	4,646,598	46,292	3.95	4,510,005	114,450	3.39
Time deposits	816,779	6,544	3.18	756,962	14,026	2.48
Short-term borrowings	4,937	49	3.94	7,324	261	4.76
Subordinated debt	86,077	1,030	4.75	86,063	3,091	4.80
Total interest bearing liabilities	6,358,513	55,917	3.49	6,219,655	137,099	2.95

Interest free funds:
Noninterest bearing deposits	4,183,422			4,432,349
Interest payable and other liabilities	114,867			101,574
Stockholders’ equity	1,354,940			1,320,104
Total interest free funds	5,653,229			5,854,027
Total liabilities and stockholders’ equity	$12,011,742			$12,073,682
Net interest income		$104,427			$319,698
Net interest spread			2.24%			2.53%
Effect of interest free funds			1.49%			1.30%
Net interest margin			3.73%			3.83%